Exhibit 10.2

BROOKFIELD CORPORATION

– and –

BROOKFIELD WEALTH SOLUTIONS LTD.

SECOND AMENDED AND RESTATED SUPPORT AGREEMENT

October 29, 2024

SECOND AMENDED AND RESTATED SUPPORT AGREEMENT

This SECOND AMENDED AND RESTATED SUPPORT AGREEMENT is made as of October 29, 2024 (this “Agreement”), between Brookfield Corporation (“BN”), a corporation existing under the laws of the Province of Ontario, and Brookfield Wealth Solutions Ltd. (formerly known as Brookfield Reinsurance Ltd.) (the “Company”), an exempted company limited by shares existing under the laws of Bermuda (BN and the Company are collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS, on June 28, 2021, BN made a Special Dividend to holders of its Class A limited voting shares (the “BN Shares”) and its class B limited voting shares of class A exchangeable limited voting shares (the “Class A Shares”) in the capital of the Company (the “Special Dividend”);

WHEREAS, the Class A Shares have been structured with the intention of providing an economic return equivalent to the BN Shares, including receiving distributions at the same time and in the same amount per share (an “Equivalent Distribution”) as the cash dividends paid on each BN Share;

WHEREAS, pursuant to the Share Terms (as defined below), each Class A Share is exchangeable (the “Exchange Feature”) at the option of the holder for one BN Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BN);

WHEREAS, BN and the Company entered into a Support Agreement dated as of June 28, 2021 (the “Original Support Agreement”);

WHEREAS, the Parties agreed to amend and restate the Original Support Agreement by entering into an amended and restated support agreement dated March 21, 2023 (“First A&R Agreement”);

WHEREAS, the Parties agreed to amend the First A&R Agreement by entering into a first amendment to the First A&R Agreement dated March 22, 2024 (“First A&R Agreement Amendment”);

AND WHEREAS, the Parties wish to enter into this Agreement in order to consolidate the changes made by First A&R Agreement Amendment into a single amended and restated agreement;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Interpretation

In this Agreement, each capitalized term used and not otherwise defined herein will have the meaning ascribed thereto in the special rights and restrictions (collectively, the “Share Terms”) attaching to the Class A Shares and Class A-1 Shares as set out in the Company’s Bye-Laws. In addition, the following words or expressions will have the following meanings:

(a)

“affiliate” means with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person.

(b)	“Agreement” has the meaning assigned thereto in the preamble.

(c)	“BN” has the meaning assigned thereto in the preamble.

(d)	“BN Board” means the board of directors of BN.

(e)	“BN Shares” has the meaning assigned thereto in the recitals.

(f)	“BN Successor” has the meaning set out in Section 3.1(a).

(g)

“Brookfield” means BN and its Subsidiaries and controlled companies and any investment fund sponsored, managed or controlled by any of them, and does not, for greater certainty, include the Company and the Company’s Subsidiaries, or, collectively, Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC and their Subsidiaries.

(h)	“Class A Shares” means the class A exchangeable limited voting shares in the capital of the Company.

(i)	“Class B Shares” means the class B limited voting shares in the capital of the Company.

(j)	“Company” has the meaning assigned thereto in the preamble.

(k)	“Company Board” means the board of directors of the Company.

(l)	“Company’s Bye-Laws” means the third amended and restated bye-laws of the Company as may be amended or amended and restated from time to time.

(m)

“Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of beneficial ownership of a majority of the voting interests in B; and for certainty and without limitation, if A owns shares to which more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose.

(n)	“Effective Date” has the meaning set out in Section 4.1.

(o)	“Equivalent Distribution” has the meaning assigned thereto in the recitals.

(p)	“Equivalent Share Subdivision” has the meaning set out in Section 2.1(a)(ii)(B).

(q)	“Exchange Feature” has the meaning assigned thereto in the recitals.

(r)	“First A&R Agreement” has the meaning assigned thereto in the recitals.

(s)	“First A&R Agreement Amendment” has the meaning assigned thereto in the recitals.

(t)

“Governing Body” means (i) with respect to a corporation, an unlimited liability company or a limited company, the board of directors of such corporation, unlimited liability company or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of the general partner of such partnership that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general partner’s general partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function.

(u)	“Non-Brookfield Holders” means holders of Class A Shares other than Brookfield.

(v)	“Original Support Agreement” has the meaning assigned thereto in the recitals.

(w)	“Other Entity” has the meaning set out in Section 3.4(b).

(x)	“Other Securities” has the meaning set out in Section 3.4(b).

(y)	“Outstanding BN Shares” for purposes of Section 3.4 means BN Shares outstanding and beneficially owned by any Person other than the Other Entity or its affiliates.

(z)	“Parties” has the meaning assigned thereto in the preamble.

(aa)	“Person” has the meaning set out in Section 1.1.4.

(bb)	“Principle of Economic Equivalence” means, taken together, the right to receive Equivalent Distributions and the Exchange Feature.

(cc)	“Share Terms” has the meaning set out in Section 1.1.

(dd)	“Special Dividend” has the meaning assigned thereto in the recitals.

(ee)

“Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person.

Unless the context otherwise requires:

1.1.2 words importing the singular will include the plural and vice versa, words importing gender will include all genders or the neuter, and words importing the neuter will include all genders;

1.1.3 the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.1.4 references to any an individual, sole proprietorship, partnership, unincorporated association, unincorporated organization, unincorporated syndicate, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal or personal representative (each, a “Person”) include such Person’s successors and permitted assigns;

1.1.5 except as otherwise provided in this Agreement, any reference in this Agreement to a statute, regulation, policy, rule or instrument will include, and will be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, to all amendments made to such statute, regulation, policy, rule or instrument, and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.1.6 any reference to this Agreement or any other agreement, document or instrument will be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified; and

1.1.7 in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a business day, then such amount will be determined or such action will be required to be taken at or before the requisite time on the next succeeding day that is a business day.

ARTICLE 2

COVENANTS OF BN AND THE COMPANY

2.1	Covenants Regarding Class A Shares

BN will:

(a)

take all such actions and do all such things, to the extent permitted by applicable law, as are reasonably necessary or desirable to enable and permit the Company to pay quarterly distributions in support of the Principle of Economic Equivalence, including:

(i)

advising the Company sufficiently in advance of the declaration by BN of any dividend on the BN Shares and, at the request of the Company, providing the Company with a good faith estimate of the cash dividends expected to be declared on the BN Shares for the next four quarters; and

(ii)	taking all such other actions as are reasonably necessary, in cooperation with the Company, to ensure that:

(A)	the payment date for an Equivalent Distribution on the Class A Shares and the Class B Shares will be the same as the payment date for the corresponding dividend on the BN Shares; and

(B)

if BN declares or pays a dividend in BN Shares, the effective date for a corresponding, economically equivalent subdivision of the Class A Shares and the Class B Shares (as determined in accordance with the Share Terms) (an “Equivalent Share Subdivision”) will be the same as the effective date for the share dividend in BN Shares;

(b)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the amount per share equal to the Liquidation Amount, in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its holders for the purpose of winding up its affairs including all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered BN Shares or the cash equivalent to the holders of Class A Shares in accordance with the provisions of the Share Terms;

(c)

take all such actions and do all such things, to the extent permitted by applicable law, as are reasonably necessary or desirable to enable and permit the Company to pay and otherwise perform its obligations with respect to the satisfaction of any redemption of issued and outstanding Class A Shares upon a redemption of the Class A Shares by the Company, including all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered BN Shares or the cash equivalent to the holders of Class A Shares, in accordance with the provisions of the Share Terms, as the case may be; and

(d)

take all such actions and do all such things, to the extent permitted by applicable law, as are reasonably necessary or desirable to enable and permit BN to perform its obligations arising upon the exercise by it of the Liquidation Call Right or the Redemption Call Right, or upon the occurrence of a liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its holders for the purpose of winding up its affairs, including all such actions and all such things as are necessary or desirable to enable and permit BN to cause to be delivered BN Shares or the cash equivalent or other property to the holders of the Class A Shares in accordance with the provisions of the Liquidation Call Right or the Redemption Call Right, or upon the occurrence of a liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its holders for the purpose of winding up its affairs as the case may be, together with a cheque in respect of any cash amount payable to holders of the Class A Shares in connection with a redemption of the Class A Shares or a liquidation of the Company, as the case may be.

2.2	Company Covenants

The Company will take all such other actions as are reasonably necessary, in cooperation with BN, to ensure that to the extent permitted by applicable law:

(a)	the payment date for an Equivalent Distribution on the Class A Shares and Class B Shares will be the same as the payment date for the corresponding dividend on the BN Shares; and

(b)

the effective date for an Equivalent Share Subdivision of the Class A Shares and Class B Shares will be the same as the effective date for the share distribution, in lieu of such a distribution, on the BN Shares.

2.3	Reservation of BN Shares

BN hereby represents, warrants and covenants in favour of the Company that BN has reserved and obtained stock exchange approval for issuance, and will, at all times while any Class A Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued share capital such number of BN Shares: (a) as is equal to the prevailing Exchange Factor multiplied by the sum of (i) the number of Class A Shares issued and outstanding from time to time, and (ii) the number of Class A Shares issuable upon the exercise of all rights to acquire Class A Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit each of BN and the Company to meet its obligations under the Company’s Bye-Laws, this Agreement, the Share Terms and the Rights Agreement.

2.4	Notification of Certain Events

In order to assist BN to comply with its obligations hereunder and to permit BN to exercise the Liquidation Call Right, the Company will notify BN, or will cause BN to be notified, of each of the following events at the time set forth below:

(a)

in the event of any determination by the Company Board to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of the assets of the Company to its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of the assets of the Company to its shareholders for the purpose of winding up its affairs; and

(c)	on or before the date on which notice of redemption is given to holders of Class A Shares, upon the determination of a Specified Redemption Date in accordance with the Share Terms.

2.5	Delivery of BN Shares

Upon notice from the Company of any event that requires the Company to cause to be delivered BN Shares to any holder of Class A Shares, subject to applicable law and any necessary stock exchange approval, BN will, forthwith, issue and deliver or cause to be delivered the requisite number of BN Shares to the Company or as directed by the Company (for fair value consideration). All such BN Shares will be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and will be free and clear of any lien, claim or encumbrance.

2.6	Qualification of BN Shares

If any BN Shares (or other shares or securities into which BN Shares may be reclassified or changed as contemplated by section 2.8 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfilment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by BN and delivered by BN at the direction of the Company to the holder of surrendered Class A Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” for purposes of Canadian provincial securities law or an “affiliate” of BN for purposes of United States federal or state securities law), BN will in good faith expeditiously take all such reasonable actions and do all such things as are reasonably necessary or desirable to cause such BN Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. BN will in good faith expeditiously take all such reasonable actions and do all such things as are reasonably necessary or desirable to cause all BN Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which BN Shares (or such other shares or securities) have been listed by BN and remain listed and are quoted or posted for trading at such time.

2.7	Consent to Issuances or Registrations of Class A Shares

BN will have the right to consent, in writing, to:

2.7.1 any issuance of, or grant of a right by the Company to acquire, Class A Shares;

2.7.2 the entry by the Company into any registration rights agreement granting any person (other than BN) the right to cause the registration of Class A Shares under securities laws in any jurisdiction; or

2.7.3 the filing of any registration statement or prospectus for the distribution or sale of any Class A Shares.

Any consent may be withheld, conditioned or delayed in BN’s sole discretion.

2.8	Economic Equivalence

(a)	So long as any Class A Shares owned by Non-Brookfield Holders are outstanding, BN and the Company will take all such actions and do all such things to:

(i)	support and not undermine the Principle of Economic Equivalence; and

(ii)

cooperate to jointly effect changes in the capital or related dilutive events at BN and the Company, as applicable, such that no adjustment to the Exchange Factor is required to maintain the Principle of Economic Equivalence (in accordance with the anti-dilution provisions included in the Company’s Bye-Laws and the Share Terms), including using best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate distributions are made by BN or the Company, as applicable, or subdivisions, redivisions or changes are made to the BN Shares or the Class A Shares, as applicable.

(b)

If there is a dispute between BN and the Company on whether an adjustment to the Exchange Factor is required in respect of any changes in the capital or related dilutive events at BN or the Company, as applicable, the Parties will escalate promptly to the appropriate representatives for resolution.

Notwithstanding the requirements set forth in Section 2.8(a), nothing herein shall limit the ability of BN to issue securities (including but not limited to debt, preferred shares, common shares, and convertible securities), complete acquisitions or dispositions, or engage in other business.

2.9	Ordinary Market Purchases

For greater certainty, nothing contained in this Agreement, including the obligations of BN and the Company contained in Section 2.8, will limit:

(a)	the ability of BN (or any of its Subsidiaries) to make market purchases of BN Shares in accordance with applicable laws and regulatory or stock exchange requirements; or

(b)	the ability of the Company to make market purchases of Class A Shares in accordance with applicable laws and regulatory or stock exchange requirements.

2.10	Stock Exchange Listing

For so long as any Class A Shares owned by Non-Brookfield Holders are outstanding, BN covenants and agrees to use its reasonable best efforts to maintain a listing for the BN Shares on a stock exchange.

2.11	Shareholder Rights

Nothing contained in this Agreement, including the obligations of BN contained in Section 2.8, will limit the ability of BN (or any of its Subsidiaries) to exercise its rights as a shareholder of the Company, including in relation to a redemption or liquidation of the Company.

2.12	Cooperation in respect of Public Disclosure and Prospectuses

BN and the Company will agree to cooperate as necessary or desirable from time to time in respect of their public disclosure, including:

2.12.1 BN will consent to the Company referencing BN’s public disclosure in the Company’s public disclosure (and will permit the Company and its advisors to do reasonable diligence on such disclosure, if requested), and the Company will consent to BN referencing the Company’s public disclosure in BN’s public disclosure (and will permit BN and its advisors to do reasonable diligence on such disclosure, if requested);

2.12.2 BN will provide such information as the Company reasonably requires to comply with its financial reporting obligations, and the Company will provide such information as BN reasonably requires to comply with its financial reporting obligations;

2.12.3 subject to BN’s prior consent having been obtained, BN will cooperate with the Company for purposes of qualifying or registering the underlying BN Shares in the event that the Company issues or qualifies or registers for issuance or distribution Class A Shares;

2.12.4 BN will provide the Company with prompt written notice of any material change or misrepresentation in respect of BN’s public disclosure; and

2.12.5 BN will provide the Company with prompt written notice if there is not an effective registration statement with respect to the delivery of BN Shares in connection with a request for an exchange pursuant to the Exchange Feature.

2.13	Management and Administration Services

For so long as this Agreement is in place, and subject to any applicable regulatory rules and requirements:

2.13.1 The Company acknowledges that Subsidiaries of the Company may, from time to time, where it is in the best interest of such Subsidiaries and their policyholders to do so, appoint Brookfield as investment manager. BN agrees that it will, or will cause the appropriate Brookfield entity, to accept such appointment.

2.13.2 Without the prior written consent of BN, the Company will not appoint, and will not consent to any Subsidiaries of the Company appointing, any direct competitor to BN’s asset management business, as determined by BN acting reasonably, for the provision of any material administrative services or support services, including for certainty the provision of the services of any executive officer or senior management function.

For greater certainty, Brookfield remains subject at all times to the supervision and direction of the board of directors of the applicable Subsidiary with respect to the provision of investment management services to Subsidiaries of the Company in accordance with the applicable investment management agreement.

2.14	Due Performance

BN and the Company will duly and timely perform all of their obligations under the Company’s Bye-Laws, this Agreement, the Rights Agreement and the Share Terms.

ARTICLE 3

BN SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

BN will not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person unless:

(a)

such other Person or continuing entity (the “BN Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the BN Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such BN Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of BN under this Agreement; and

(b)

such transaction will be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other Party hereunder or the holders of the Class A Shares.

For greater certainty, nothing in this Agreement will prevent BN from continuing to another jurisdiction in accordance with applicable law.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the Parties, if required by Section 3.1, will execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the BN Successor and such other person that may then be the issuer of the BN Shares will possess and from time to time may exercise each and every right and power of BN under this Agreement in the name of BN or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the BN Board may be done and performed with like force and effect by the directors or officers of such BN Successor.

3.3	Subsidiaries

Nothing herein will be construed as preventing the merger of any direct or indirect Subsidiary of BN with or into BN or another direct or indirect Subsidiary of BN or the winding-up, liquidation or dissolution of any direct or indirect Subsidiary of BN, provided that all of the assets of such Subsidiary are transferred to BN or another direct or indirect Subsidiary of BN, and any such transactions are expressly permitted by this Article 3.

3.4	Successor Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of a transaction:

(a)	in which BN merges with, or in which all or substantially all of the then Outstanding BN Shares are acquired by, one or more other entity; and

(b)

in which all or substantially all of the then Outstanding BN Shares are converted into or exchanged for (directly or indirectly) securities or rights to receive such securities (the “Other Securities”) of another entity (the “Other Entity”) that, immediately after such transaction, is the successor (whether directly or indirectly and including in combination with other related companies) to, or owns or controls, directly or indirectly, BN, then all references herein to “BN” will thereafter be and be deemed to be references to “Other Entity” and all references herein to “BN Shares” will thereafter be and be deemed to be references to “Other Securities” (with appropriate adjustments, if any, as are required to result in a holder of Class A Shares on the exchange, redemption or retraction of such securities pursuant to the Share Terms immediately subsequent to the transaction being entitled to receive that number of Other Securities equal to the number of Other Securities such holder of Class A Shares would have received if the exchange, redemption or retraction of such securities pursuant to the Share Terms had occurred immediately prior to the transaction and the transaction was completed), but subject to subsequent adjustments to reflect any subsequent changes in the capital of the issuer of the Other Securities, including any subdivision, consolidation or reduction of capital, without any need to amend the Share Terms and without any further action required.

ARTICLE 4

GENERAL

4.1	Term

This Agreement will come into force and become effective on the date of the Special Dividend (the “Effective Date”) and will terminate and be of no further force and effect at such time as:

4.1.1 no Class A Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Class A Shares) are held by Non-Brookfield Holders; or

4.1.2 the following have occurred (i) an amendment to the terms of the Class A Shares and Class A-1 Shares that eliminates the Exchange Feature and the Equivalent Distribution and (ii) the termination of the Rights Agreement.

4.2	Changes in Capital of BN and the Company

Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event that results in either the Class A Shares, BN Shares, or both, being in any way changed, this Agreement will, without the approvals set forth in Section 4.4 hereof, forthwith be amended and modified as necessary in order that it will apply with full force and effect, mutatis mutandis, to all new securities into which the Class A Shares, BN Shares, or both, are so changed and the Parties hereto will execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

Notwithstanding the provisions of Section 4.4 hereof, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule, law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will, without the approvals set forth in Section 4.4 hereof, negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner with a view to ensuring that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4	Amendments, Modifications

Except for amendments contemplated by Section 4.2, 4.3 and 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by the Company and BN and approved by (a) the Non-Brookfield Holders and the Class B Shares, each voting as a class (with an approval threshold of a majority of the votes cast by each class); (b) the BN Board; and (c) the Company Board.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4 hereof, the Parties to this Agreement may in writing at any time and from time to time, without the approvals set forth in Section 4.4 hereof, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all of the Parties hereto if the Company Board and the BN Board are of the opinion that such additions will not be prejudicial to the rights or interests of the Non-Brookfield Holders as a whole;

(b)	evidencing the succession of a BN Successor and the covenants of and obligations assumed by such BN Successor in accordance with the provisions of Article 3;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Company Board and the BN Board, having in mind the best interests of the Non-Brookfield Holders as a whole, it may be expedient to make, provided that each such board of directors is of the opinion that such amendments or modifications will not be prejudicial to the rights or interests of the Non-Brookfield Holders as a whole; or

(d)

making such changes or corrections which, on the advice of counsel to the Company and BN, are required for the purpose of curing or correcting any ambiguity or defect, inconsistent provision, clerical omission, mistake or manifest error, provided that the Company Board and the BN Board are of the opinion that such changes or corrections will not be prejudicial to the rights or interests of the Non-Brookfield Holders as a whole.

4.6	Meeting to Consider Amendments

The Company, at the request of BN, will call a meeting or meetings of the holders of the Class A Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings will be called and held in accordance with the Company’s Bye-Laws, the Share Terms and all applicable laws.

4.7	Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the Parties hereto.

4.8	Enurement

This Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

4.9	Assignment

Except as set forth in this Agreement, no Party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise).

4.10	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement will be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the Parties at the following addresses:

(a)	in the case of BN to the following address:

Brookfield Corporation

Brookfield Place, Suite 100

181 Bay Street

Toronto, Ontario M5J 2T3

Canada

Attention:   Swati Mandava

Email:     swati.mandava@brookfield.com

with a copy to, which will not constitute notice for the purposes of this Agreement, to:

Torys LLP

Suite 3000

79 Wellington Street West

P.O. Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:   Karrin Powys-Lybbe

Email:     kpowys-lybbe@torys.com

(b)	in the case of the Company, to the following address:

Brookfield Wealth Solutions Ltd.

Ideation House, 1st Floor

94 Pitts Bay Road

Pembroke, Bermuda

HM08

Attention:   Anna Knapman-Scott

Email:     anna.knapmanscott@brookfield.com

with a copy to, which will not constitute notice for the purposes of this Agreement, to:

Torys LLP

Suite 3000

79 Wellington Street West

P.O. Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:   Karrin Powys-Lybbe

Email:     kpowys-lybbe@torys.com

or at such other address as the Party to which such notice or other communication is to be given has last notified the Party giving the same in the manner provided in this Section 4.10, and if not given the same will be deemed to have been received on the date of such delivery or sending.

4.11	Counterparts

This Agreement may be executed in counterparts (by facsimile or otherwise), each of which will be deemed an original, and all of which taken together will constitute one and the same instrument.

4.12	Jurisdiction

This Agreement will be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each Party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

4.13	Specific Performance

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties shall be entitled to seek an injunction or injunctions, using the process set out in Section 4.14 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity.

4.14	Dispute Resolution

4.14.1 Sole and Exclusive Procedure - All disputes, disagreements, controversies, questions or claims arising out of or relating to this Agreement or any application for interim relief (including specific performance or an injunction), including with respect to its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement (“Disputes”), must be determined in accordance with the procedures set forth in this Section 4.14, which sets out the sole and exclusive procedure for the resolution of Disputes. The resolution of Disputes pursuant to the terms of this Section 4.14 will be final and binding upon the Parties, and there will be no appeal therefrom, including any appeal to a court of law on a question of law, a question of fact, or a question of mixed fact and law. The International Commercial Arbitration Act, 2017 (Ontario) (the “Act”) shall govern any Dispute under Section 4.14. If the provisions of this Section 4.14 are inconsistent with the provisions of the Act and to the extent of such inconsistency, the provisions of this Section 4.14 shall prevail in any Arbitration.

4.14.2 Arbitration Procedure - Whenever a Dispute arises among any of the Parties, such Parties will use commercially reasonable efforts to settle such dispute internally and will consult and negotiate with each other in an effort to reach a fair and equitable resolution satisfactory to the Parties as promptly as possible. If the Parties have not agreed to a settlement of the dispute within 30 days from the date upon which written notice of the Dispute was delivered by one Party to the other, then the Parties agree that the Dispute shall be submitted to, and conclusively settled by, arbitration by a single arbitrator (unless the Parties otherwise agree) pursuant to the National Arbitration Rules of the ADR Institute of Canada, Inc. The arbitration proceedings shall take place in Toronto, Ontario, unless otherwise mutually agreed by the Parties. The language of the arbitration shall be English. Nothing in this Section 4.14 shall prevent or limit either Party’s right to terminate this Agreement in accordance with its terms.

4.15	Amended and Restatement of First A&R Agreement and First A&R Agreement Amendment

This Agreement fully and completely amends, restates and replaces each of the First A&R Agreement and Frist A&R Agreement Amendment their entirety.

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IN WITNESS WHEREOF the Parties have duly executed this Agreement on the date written on the first page of this Agreement.

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
Name: Swati Mandava Title: Managing Director I have authority to bind the Corporation.

BROOKFIELD WEALTH SOLUTIONS LTD.

By:	/s/ Anna Knapman-Scott
Name: Anna Knapman-Scott Title: Secretary I have authority to bind the Company.